DISCLAIMER

This break-even calculator is being provided for illustrative purposes only. Its accuracy is not guaranteed. Additionally, in providing this break-even calculator, ReachLocal makes no forecast or projection regarding the future market price of ReachLocal common stock.

There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the offering materials available at https://reachlocal.equitybenefits.com before deciding whether to participate. Please review the stock option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election or withdraw your election before the end of the election period.

REACHLOCAL MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM. YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THIS PROGRAM.

Disclaimer | Break-Even Calculator

Stock Option Exchange Break-Even Calculator

The decision to participate in the stock option exchange must be each individual employee's personal decision and will depend largely on each employee's assumptions about the future of our business, our stock price, the overall economic environment, and the performance of publicly traded stocks generally. The likely lower exercise price of replacement options may allow you to recognize value from your stock option sooner. There is an inflection (break-even) point, however, at higher ReachLocal stock prices where the value of the eligible option you surrendered would have been greater than the value of the replacement option. The reason for this is because your replacement option will cover fewer shares than the eligible option you surrendered. The break-even point for each option grant varies depending on the exercise price and the exchange ratio of such eligible option grant. We have created this Stock Option Exchange Break-Even Calculator to help you better understand the break-even stock price that relates to your specific option grant(s). In addition, you should consider the vesting schedule of the replacement options, which will vest over four-years, regardless of whether the surrendered option was partially vested.

Instructions:

-Yellow Boxes are inputs and the green boxes are the outputs

1) Enter your grant date in cell B14
2) Enter options outstanding for the grant in cell B16
3) Enter your estimation of the future ReachLocal stock price in cell B22
4) Enter your estimation for the replacement option exercise price (ie., closing stock price on the final day of the exchange) in cell E21

Calculation of # of Shares Underlying Replacement Option

Inputs (Eligible Option):		**Output (Replacement Option):**	
Grant Date	8/4/2011	Grant Date	Close of Exchange Offer
Exercise Price	$16.71	Exchange Ratio	1.45
# Options Outstanding	100	# Granted	68

Potential Value Analysis

Eligible Option		**Replacement Option**		
		Estimated Exercise Price	$9.00	(new exercise priced based on closing stock price on final day of the exchange)
Your Estimation of the future Stock Price		Your Estimation of the future Stock Price	$0.00	
Potential Value	$0	Potential Value	$0	
		Break-Even Share Price	$33.09	

Non-Executive	
Exercise Price of Eligible Options	Exchange Ratio
$10.91 to $13.48	1.25 to 1
$16.71 to $17.02	1.45 to 1
$20.98 to $22.46	1.75 to 1
$25.51	2.0 to 1

Disclaimer | Break-Even Calculator | Sheet2

DISCLAIMER

This break-even calculator is being provided for illustrative purposes only. Its accuracy is not guaranteed. Additionally, in providing this break-even calculator, ReachLocal makes no forecast or projection regarding the future market price of ReachLocal common stock.

There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the offering materials available at https://reachlocal.equitybenefits.com before deciding whether to participate. Please review the stock option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election or withdraw your election before the end of the election period.

REACHLOCAL MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM. YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THIS PROGRAM.

Stock Option Exchange Break-Even Calculator

The decision to participate in the stock option exchange must be each individual employee's personal decision and will depend largely on each employee's assumptions about the future of our business, our stock price, the overall economic environment, and the performance of publicly traded stocks generally. The likely lower exercise price of replacement options may allow you to recognize value from your stock option sooner. There is an inflection (break-even) point, however, at higher ReachLocal stock prices where the value of the eligible option you surrendered would have been greater than the value of the replacement option. The reason for this is because your replacement option will cover fewer shares than the eligible option you surrendered. The break-even point for each option grant varies depending on the exercise price and the exchange ratio of such eligible option grant. We have created this Stock Option Exchange Break-Even Calculator to help you better understand the break-even stock price that relates to your specific option grant(s). In addition, you should consider the vesting schedule of the replacement options, which will vest over four-years, regardless of whether the surrendered option was partially vested.

Instructions:

-Yellow Boxes are inputs and the green boxes are the outputs

1) Enter your grant date in cell B14
2) Enter options outstanding for the grant in cell B16
3) Enter your estimation of the future ReachLocal stock price in cell B22
4) Enter your estimation for the replacement option exercise price (ie., closing stock price on the final day of the exchange) in cell E21

Calculation of # of Shares Underlying Replacement Option

Inputs (Eligible Option):		**Output (Replacement Option):**	
Grant Date	8/4/2011	Grant Date	Close of Exchange Offer
Exercise Price	$16.71	Exchange Ratio	1.15
# Options Outstandin	100	# Granted	86

Potential Value Analysis

Eligible Option		**Replacement Option**		
		Estimated Exercise Price	$13.00	(new exercise price equal to the greater of (i) closing stock price on final day of the exchange and (ii) $13)
Your Estimation of the future Stock		Your Estimation of the future Stock Price	$0.00	
Potential Value	$0	Potential Value	$0	
		Break-Even Share Price	$39.50	

Executive	
Exercise Price of Eligible Options	Exchange Ratio
$15.00 to $20.00	1.15 to 1
$20.01 to $25.00	1.45 to 1

Disclaimer | Break-Even Calculator